EXHIBIT (n)

                      Consents of Independent Auditors and
                  Independent Registered Public Accounting Firm



CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-151913 of Ameritas Variable Separate Account V on Form N-6 of our report dated March 17, 2009 (which report expresses an unqualified opinion in accordance with accounting practices prescribed and permitted by the Insurance Department of the State of Nebraska) relating to the statutory financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Lincoln, Nebraska
April 9, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-151913 of Ameritas Variable Separate Account V on Form N-6 of our report dated March 6, 2009, relating to the financial statements and financial highlights of the subaccounts of Ameritas Variable Separate Account V, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Lincoln, Nebraska
April 9, 2009